UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 20, 2006

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02            Results of Operation and Financial Condition.

On January 20, 2006, Penns Woods Bancorp, Inc. (“Penns Woods”) distributed a press release announcing its earnings for the period ended December 31, 2005.  On January 25, 2006, after discovering that the original release inadvertently and incorrectly understated salary and employee benefits expense for the three months and twelve months ended December 31, 2005 by $125,000, Penns Woods distributed a corrected release.  The corrected release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, Leroy H. Keiler, III was appointed to serve as a Class 2 director of the Board of Directors of Penns Woods with a term expiring at the annual meeting of shareholders in 2006.  Mr. Keiler is a licensed attorney practicing in Jersey Shore, Pennsylvania.  The Board of Directors has not yet determined the committees of the Board to which Mr. Keiler will be assigned.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits:

99.1         Press release, dated January 25, 2006, of Penns Woods Bancorp, Inc. announcing earnings for the period ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: January 25, 2006

	By:	/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated January 25, 2006, of Penns Woods Bancorp, Inc. announcing earnings for the period ended December 31, 2005